EXHIBIT 32

Certifications

Pursuant to Section 906

Of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

The undersigned hereby certifies that based on their knowledge (i) the foregoing annual report on Form 10-K filed by Fountain Powerboat Industries, Inc. (the “Company”) for the year ended June 30, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Fountain Powerboat Industries, Inc. and will be retained by Fountain Powerboat Industries, Inc and furnished to the Securities and Exchange Commission or its staff upon request.

Date: October 13, 2005	/S/ Reginald M. Fountain, Jr.
Reginald M. Fountain, Jr.
President and Chief Executive Officer

Date: October 13, 2005	/S/ Irving L. Smith
Irving L. Smith
Chief Financial Officer